[SEMPLE & COOPER LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants,  we hereby consent to the inclusion by reference of our report dated April 7, 1997, on the consolidated financial statements of International Fibercom, Inc. for the year ended December 31, 1996, in the Company's Form S-8 Registration Statement.

/s/ Semple & Cooper, LLP
Certified Public Accountants
Phoenix, Arizona

December 5, 1997